SECURITIES AND EXCHANGE COMMISSION

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      April 3, 2002
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                       Farmstead Telephone Group, Inc.
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             (Exact Name of Registrant as Specified in Charter)

         Delaware                   0-15938                 06-1205743
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 (State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)            File Number)          Identification No.)

            22 Prestige Park Circle, East Hartford, CT 06108-3728
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                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code      (860) 610-6000
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        (Former Name or Former Address, if Changed Since Last Report


Item 5. Other Events
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      On August 13, 2001, Farmstead Telephone Group, Inc. ("Company")
erroneously reported in Part II, Item 2 and Part II, Item 4 of its quarterly report on Form 10-Q that Proposal No. 2 presented to stockholders at the Company's Annual Meeting held June 14, 2001 had been approved. Proposal No. 2 sought certain amendments to the Company's Certificate of Incorporation to (i) adopt a classified Board of Directors; (ii) remove stockholder action by written consent; (iii) remove the ability of stockholders to call special meetings; (iv) require supermajority vote of stockholders to amend, rescind or repeal the Company's Amended and Restated By-laws and certain provisions of the Company's Certificate of Incorporation; (v) provide indemnification of officers, directors, employees and agents of the Company in accordance with the Amended and Restated By-laws; and (vi) limit personal liability of the Company's Board of Directors to the fullest extent permitted by state law as amended from time to time without adversely affecting then-existing rights or protection. The Company was just recently advised by its outside securities counsel that, upon their re-examination of Delaware Law, although the proposal received votes of a majority of stockholders voting at the 2001 Meeting, it did not receive votes of a majority of the shares of common stock outstanding as required by Delaware Law. As a result thereof, Proposal No. 2 was not approved by the stockholders and any attempted amendment to the Company's Certificate of Incorporation is null and void.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto.

                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By:   /s/ Robert G. LaVigne
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                                             Robert G. LaVigne
                                             Executive Vice President
                                             and Chief Financial Officer

Date:  April 3, 2002